Exhibit 32.2

Certification Pursuant To
Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, in the capacities and on the date indicated below, hereby certifies that:

1. This quarterly report of Affinity Media International Corp. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Affinity Media International Corp.

Date: November 18, 2007

By:	/s/ Howard Cohl
Howard Cohl
President, Treasurer and Director (Principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Affinity Media International Corp. and will be retained by Affinity Media International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.